Welcome to our 401(k) Retirement Savings Plan!

As an employee of William Penn Bank, you are our most important asset. The profitability of our business is determined to a large part by the effort and care that we all put into our work. We've adopted this plan for you, and we expect it to serve all of us in many ways. For instance....

     o the 401(k) Retirement Savings Plan provides an easy way for you to save through payroll deductions. "If you don't see it, you can't spend it!"

     o the Plan provides a pre-tax opportunity for you to tailor your savings plan to meet your personal retirement goals;

     o our firm provides an incentive to participate through matching contributions, so your savings grow even faster;

     o our firm may make a discretionary profit sharing allocation at the end of the plan year, at the discretion of the officers;

     o savings are accessible. If you need funds before you retire, you may take a hardship withdrawal or a loan;

     o participant contribution rates are flexible, allowing you to use the Plan to reduce your current tax obligations;

     o you will be able to direct the investment of your account. The level of risk (and potential reward) you assume can easily be tailored to your personal situation.


We hope you take advantage of this opportunity to save in a tax-deferred basis through the plan. Financial experts all agree that 401(k) plans represent an excellent way to invest for the future. Please read this booklet and investigate how you can make this 401(k) Retirement Plan a key element in your financial planning. Careful participation can make the difference between meeting and missing your goals. If you should have any questions, please do not hesitate to call our plan administrator, Gwynedd Company at (800) 747 - 2050.

                                                 401(k) Savings GRAPHICS OMITTED

--------------------------------------------------------------------------------
================================================================================

THIS PAGE BLANK INTENTIONALLY

                                                 401(k) Savings GRAPHICS OMITTED

--------------------------------------------------------------------------------
================================================================================


================================================================================
                                TABLE OF CONTENTS
================================================================================

TYPE OF PLAN                                             5
----------------------------------------------------------

   TYPE OF PLAN                                          5


PLAN PARTICIPATION                                       5
----------------------------------------------------------

   ELIGIBILITY                                           5
   PARTICIPATION                                         5
   COMPENSATION AND BENEFIT LIMITS                       5


PLAN CONTRIBUTIONS                                       6
----------------------------------------------------------

   EMPLOYEE CONTRIBUTIONS                                6
   COMPANY CONTRIBUTIONS                                 6
   ROLLOVER CONTRIBUTIONS                                7
   VESTING                                               8
   FORFEITURES                                           8


PLAN INVESTMENTS                                         8
----------------------------------------------------------

   INVESTMENT DIRECTIONS                                 8
   PLAN VALUATIONS                                       9


PLAN BENEFITS                                            9
----------------------------------------------------------

   NORMAL RETIREMENT                                     9
   EARLY RETIREMENT                                      9
   DEATH BENEFIT                                        10
   DISABILITY BENEFIT                                   10
   PLAN LOANS                                           10
   LOAN REQUIREMENTS                                    11
   HARDSHIP WITHDRAWALS                                 12
   IN-SERVICE DISTRIBUTIONS                             12
   REQUIRED MINIMUM DISTRIBUTIONS                       12
   TERMINATION OF EMPLOYMENT                            12
   BENEFIT PAYMENTS                                     13
   TAXATION OF BENEFITS                                 13
   DOMESTIC RELATIONS ORDERS                            13
   PENSION BENEFIT GUARANTY CORP.                       14


PARTICIPANT CLAIMS                                      14
----------------------------------------------------------

   CLAIMING BENEFITS                                    14
   CLAIMS REVIEW PROCEDURE                              14


ERISA RIGHTS                                            15
----------------------------------------------------------

   EXPLANATION OF ERISA RIGHTS                          15


AMENDMENT AND TERMINATION                               16
----------------------------------------------------------

   PLAN AMENDMENTS                                      16
   PLAN TERMINATION                                     16


GENERAL INFORMATION                                     17
----------------------------------------------------------

   GENERAL PLAN INFORMATION                             17
   EMPLOYER INFORMATION                                 17
   PLAN ADMINISTRATOR INFORMATION                       17
   TRUSTEE INFORMATION                                  17
   SERVICE OF LEGAL PROCESS                             18

                                                 401(k) Savings GRAPHICS OMITTED

--------------------------------------------------------------------------------
================================================================================


                         THIS PAGE BLANK INTENTIONALLY

                                                 401(k) Savings GRAPHICS OMITTED

--------------------------------------------------------------------------------
================================================================================


                                  TYPE OF PLAN

================================================================================
Type of Plan
================================================================================
This Plan is a type of qualified retirement plan commonly referred to as a Profit Sharing Plan with a 401(k) feature. As a participant under the Plan, you may elect to reduce your compensation by a specific percentage and have that amount contributed to the Plan on a pre-tax basis. You generally are not taxed on your salary reductions until you withdraw those amounts from the Plan. In addition the employer may make additional contributions to the Plan on your behalf. The contributions made to the Plan are allocated to your account to provide for your retirement benefit. You are not taxed on the amounts contributed to the Plan on your behalf generally until you withdraw those amounts from the Plan.


PLAN PARTICIPATION

================================================================================
Eligibility
================================================================================
All employees of William Penn Bank, who are least 21 years of age, are eligible to make employee contributions to the Plan immediately upon their date of hire with the Bank. You will bcome eligible for Company matching contributions, and any discretionary profit sharing contributions, after you have completed one year of service with the Bank. A "Year of Service" (used to calculate your entitlement to keep company contributions that may be made to the Plan over time) is a 12-consecutive month period during which the employee completes at least 1,000 hours of service. Hour of service is defined as each hour for which an employee is paid, or entitled to payment, for the performance of duties for the employer. Included in this definition are hours for which an employee is paid or entitled to payment by the employer due to vacation, holiday, illness, incapacity (including disability), jury duty, military duty or leave of absence. No more than 501 hours of service will be credited for any single continuous period. Break in service will mean a 12-consecutive month period (computation period) during which the participant does not complete more than 500 hours of service with the employer.


================================================================================
Participation
================================================================================
Following completion of the plan's eligibility requirements, you will participate in the plan on the 1st of the month after you complete the necessary plan enrollment forms.


================================================================================
Compensation and Benefit Limits
================================================================================
The Plan by law cannot recognize compensation in excess of $230,000 (in 2008). This amount will be adjusted in future years for cost of living increases.

Generally, the law imposes a maximum limit on the amount of contributions you may receive under the Plan. This limit applies to all contributions made on your behalf, all employee deferrals contributed into the Plan, and any other amounts allocated to any of your accounts during the Plan Year, excluding earnings and any transfers/rollovers. This total cannot exceed the lesser of $46,000 (in
2008) or 100% of your annual compensation (for this purpose, compensation includes your salary deferrals).

                                                 401(k) Savings GRAPHICS OMITTED

--------------------------------------------------------------------------------
================================================================================

The Internal Revenue Code provides a complicated set of rules for determining whether a plan is being operated properly. One rule tests to determine if a Plan is "Top Heavy". Stated simply, the Plan is Top Heavy if the value of the account balances belonging to "key employees" exceeds 60% of the total value of all account balances for all employees. Key employees are generally officers, shareholders, or other owners. If the Plan is determined to be Top Heavy a minimum contribution is required for that plan year.


PLAN CONTRIBUTIONS

================================================================================
Employee Contributions
================================================================================
You may contribute up to 50% of your earnings to the Plan. Your contributions are made with "pre-tax" dollars. Since you do not pay income tax on the dollars you direct to the Plan, it means that your "take home" pay will be reduced less than the amount contributed to the plan -- the difference being the amount of income tax you would otherwise have paid.

You may change the percentage you contribute on the first day of any plan quarter; you may stop making contributions at any time. To change the percentage of pay amount, you must complete an Enrollment/Change Form available from the Administrator.

The IRS does not allow you to contribute more than $15,500 (as adjusted by the IRS) a year to the Plan. If you are also a participant in another employer's qualified retirement plan which permits you to make pre-tax contributions, you must notify the administrator by January 15th of the amount contributed to another plan the prior calendar year.

If you are considered a Highly Compensated Employee (generally an officer or an employee earning in excess of dollar limits published yearly by the IRS), there may be additional limits on the amount you may contribute. If these limits apply you will be notified by the administrator.

A participant who is projected to attain age 50 before the end of the calendar year is deemed eligible to make a catch-up contribution. Catch-up contributions are employee elective deferrals that exceed any otherwise applicable limit: statutory limits, employer-provided limits, and the ADP test limit. For the 2008 Plan Year, the maximum catch-up contribution is $5,000. This amount may be adjusted in future years for cost of living.


================================================================================
Company Contributions
================================================================================
Through the 401(k) plan, the company will become your retirement savings partner by matching your contributions. For every dollar you put into the plan, up to the first 12% of pay you contribute, the company will contribute $0.25. This twenty-five percent match will be added to your plan contribution each month, enabling you to save that much faster in the plan. The company matching percentage may be changed in the future; you will always be given a notice of at least thirty days before such a change is made.

The best  way to  illustrate  the  value of  participating  in a 401(k)  plan is through an example. Let's assume . . . .

that you earn $500 a week; and

                                                 401(k) Savings GRAPHICS OMITTED

--------------------------------------------------------------------------------
================================================================================

you decide to contribute 6% of your pay, or $30.00 a week to your account (your "take home" pay would be reduced by $25.50 assuming you were in the lowest (15%) tax bracket); and

the company matches your contribution at a rate of 25% on the 1st 12% you contribute, and if your investment grew by 8%, this is what your account might look like after one year . . .

$25.50   your net "pre-tax" contribution
$ 4.50   Uncle Sam's tax  contribution
$ 7.50   Company match
$ 3.00   investment earnings (for 1 year)
------
$40.50

Your gain of $ 18.00 over the amount you contributed out of your net pay, is like earning 59% on your contribution the first year!

Now let's take a look at the potential value of your account over longer periods of time. For purposes of this example, we'll use the same assumptions we did before...

        Years       Your Contributions          Value
------------------------------------------------------------------
          5            $   7,800            $   11,940
         10               15,600                29,729
         15               23,400                56,231
         20               31,200                95,716
         25               39,000               154,542
         30               46,800               242,183
         35               54,000               372,756

Additionally, at the end of every plan year our firm may, at the discretion of the officers, make a profit sharing contribution. If a profit sharing contribution is made for a plan year, you will share in the contribution based on your compensation.

How much you  contribute  is up to you.  Your  decision will be based on how you answer a number of important questions, including.... At what age would you like to retire? Is it important to reduce your present income tax payments? Should you be making contributions which can be borrowed at a later date for a down payment on a home or to pay educational costs?

We're all different - our 401 (K) Profit Sharing Plan allows you to choose a level of contributions that meets your objectives!


================================================================================
Rollover Contributions
================================================================================
At the discretion of the Administrator, if you are an eligible employee, you may be permitted to deposit into the Plan distributions you have received from other plans and IRAs. Such a deposit is called a "rollover" and may result in tax savings to you. You may ask your prior plan administrator or trustee to directly transfer (a "direct rollover") to this Plan all or a portion of any amount, which you are entitled to receive as a distribution from a prior plan. Alternatively, if you receive a distribution from a prior plan, you may elect to deposit any amount eligible for rollover within 60 days of your receipt of the distribution.

You are always 100% vested in "rollovers". This means you are always entitled to all of your rollover contributions. Rollover contributions will be affected by any investment gains or losses.

We would suggest that you consult with your financial advisor regarding the best method for

                                                 401(k) Savings GRAPHICS OMITTED

--------------------------------------------------------------------------------
================================================================================

you to continue to shelter the assets made available to you from a previous employer plan. If you wish to rollover your prior plan balance to this plan, contact the plan administrator and request plan rollover forms.


================================================================================
Vesting
================================================================================
Vesting is a term used to describe your right to keep the company contributions that are made over time to the Plan. You are always 100% vested in the value of ALL contributions (Company and Employee) that are made to the Plan. Therefore, the following schedule applies:

Years of Service           Vested Percentage

Not Applicable             100% Immediate

================================================================================
Forfeitures
================================================================================
Forfeitures become available when other plan participants terminate employment with the company before becoming entitled (vested) to their full benefits under the plan. All plan forfeitures will be used to reduce future company contributions to the plan.


PLAN INVESTMENTS

================================================================================
Investment Directions
================================================================================
You will provide the investment directions for the contributions you and the company make to your plan account. For this purpose, you will be using investment accounts our Trustees have established. We intend to offer you a number of different investment options, each with different risk and return characteristics. You will be provided with information about each of the investment choices available in the plan. At any time, you may request information about an investment by contacting the Plan Administrator or the investment advisor. They will make available a copy of an investment fund prospectus or other financial detail you may require.

The Trustee may add new investment options or change options and / or mutual funds if such changes are in the best interest of the Plan participants and beneficiaries.

You may direct that your contributions be invested in one or more of the investment accounts in 5% increments. You may change the way your plan account balance and contributions to your plan account are invested at any time. Changes will be effective three days following requests on the internet or receipt of your form by the administrator. To make changes via the internet go to GWYNCO.COM.

Our Plan is designated as an "ERISA Section 404(c) Plan". This means that participants and beneficiaries are considered to have independent control over the assets in their accounts and assume the consequences of their investment decisions. Our trustees have engaged the services of The Gwynedd Company, a Registered Investment Advisor, to assist in the development of an investment policy for the plan. This investment policy establishes the criteria for the selection and evaluation of investment fund options offered under the plan. Questions relating to the plan's investment policy statement, or individual investment options, can be directed to:

                                                 401(k) Savings GRAPHICS OMITTED

--------------------------------------------------------------------------------
================================================================================

         The Gwynedd Company
         1100 Sumneytown Pike
         Lansdale, PA 19446
         (800) 747 - 2050

Fees for Gwynedd Company investment advisor services are billed to participant accounts on a quarterly basis. The investment advisory fee negotiated with Gwynedd Company shall be no greater than .25% per quarter. As total assets in the plan grow, the overall investment advisory fees charged to participant / beneficiary accounts will decrease according to a negotiated schedule.

Diversification of your retirement portfolio is very important. To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to peprform very well often cause another asset category or particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is ann effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside the Plan. No single approach is right for everyone because, among other factors, individuals have different financial goas, different time horizons for meeting their goals, and different tolerances for risk.

It is also important to periodically review your investment portfolio, your investment objectives, and your Plan investment options to help insure that your savings strategy continues to be on track to meet your retirement savings goals. You plan's investment advisor is always available to provide you with information and help in setting (or adjusting) your retirement goals. Contact them at the number indicated above.

Department of Labor Information about individual  investing and  diversification
is   also   available   to   you   at   the   following   internet   web   site:
www.dol.gov/ebsa/investing.


================================================================================
Plan Valuations
================================================================================
Mutual fund shares, which comprise the investment accounts available under the plan, are valued daily; interest, dividends and capital gain distributions are credited on a schedule which may be described in each mutual fund prospectus.

You will receive a detailed statement each plan quarter describing all the plan's contributions, distributions, and investment gains or losses which occurred in your investment accounts during the previous quarter.

                                                 401(k) Savings GRAPHICS OMITTED

--------------------------------------------------------------------------------
================================================================================


PLAN BENEFITS

================================================================================
Normal Retirement
================================================================================
Normal Retirement Age is defined by your plan as your 65th birthday. Your Normal Retirement Date is the first day of the month following your Normal Retirement Age.


================================================================================
Early Retirement
================================================================================
Your plan has no formal provision for early retirement. You would be entitled to a return of the value of your contributions to the plan plus the vested portion of your company matching and profit sharing accounts when you leave the employ of William Penn Bank.


================================================================================
Death Benefit
================================================================================
Your designated beneficiary will be entitled to 100% of your account balance upon your death.

If you are married at the time of your death, your spouse will be the beneficiary of the death benefit, unless you otherwise elect in writing on a form to be furnished to you by the Administrator.

YOU MAY DESIGNATE A BENEFICIARY OTHER THAN YOUR SPOUSE, HOWEVER, YOUR SPOUSE MUST IRREVOCABLY CONSENT TO WAIVE ANY RIGHT TO THE DEATH BENEFIT. YOUR SPOUSE'S CONSENT MUST BE IN WRITING, BE WITNESSED BY A NOTARY OR PLAN REPRESENTATIVE AND ACKNOWLEDGE THE SPECIFIC NONSPOUSE BENEFICIARY.

If, however,

(a) your spouse has validly waived any right to the death benefit in the manner outlined above,

(b) your spouse cannot be located; or

(c) you are not married at the time of your death, then your death benefit will be paid to the beneficiary of your own choosing as a single lump sum. You may designate such a beneficiary on a form to be supplied to you by the Administrator. If you change your designation, your spouse must again consent to the change.

Since your spouse participates in these elections and has certain rights in the death benefit, you should immediately report any change in your marital status to the Administrator.


================================================================================
Disability Benefit
================================================================================
Under our  Plan,  disability  is  defined  as a  physical  or  mental  condition resulting from bodily injury, disease, or mental disorder which renders you incapable of continuing your usual and customary employment with our firm. Your disability shall be determined by a licensed physician chosen by the Administrator.

If you become disabled while a Participant, you will be entitled to 100% of your account balance.

================================================================================
Plan Loans
================================================================================
You may borrow from your account for any reason. The minimum amount of any loan is $1,000; the maximum allowed is:

                                                 401(k) Savings GRAPHICS OMITTED

--------------------------------------------------------------------------------
================================================================================

         a)  50% of vested account balances or;
         b)  $50,000

You may only have one outstanding loan at any one point in time. Loans cannot be consolidated or renegotiated. You must be an active employee to borrow from your account.

Loans, with the exception of those made to purchase a home, must be repaid within five years.

Funds for your loans are withdrawn from your investment choice accounts in proportion to the balance you have in each account, and are repaid to your accounts following your current Investment Direction. Loan payments will be deducted from your regular paycheck.

You may apply to the Plan Administrator at any time for a loan from the Plan. Your application must be in writing on forms provided by the Plan Administrator. If you are married at the time the loan is to begin, you will be required to secure your spouse's consent to the loan, in order to initiate the loan application process. In addition, the Plan Administrator may request that you provide other information, on the loan agreement ("note") such as financial statements, tax returns and credit reports. After considering your application, the Plan Administrator may determine that you qualify for a loan. The Plan Administrator will inform the Trustee that you qualify, and if appropriate, instruct the Trustee to distribute the assets from your account. At the same time, your pay will be reduced by an amount corresponding to the amortization schedule appropriate to the amount you borrowed and the terms of your repayment.

The cost of initiating a plan loan must be assumed by each plan participant. That cost includes a loan origination fee ($50) plus a monthly maintenance fee ($3 times the number of months in the loan amortization schedule) up to a maximum of $200. Both fees are subtracted from the loan amount payable by the plan prior to loan commencement.


================================================================================
Loan Requirements
================================================================================
There are various rules and requirements that apply to any loan from the Plan. These rules are outlined in this section. Generally, the rules for loans include the following:

(a) Loans must be made available to all participants and their beneficiaries on a uniform non-discriminatory basis.

(b) All loans must be adequately secured. You may use up to one-half (1/2) of your vested plan benefit as security for a loan. The Plan requires that repayment on the loan obligation be by payroll deduction.

(c) All loans must bear a reasonable rate of interest. The interest rate must be one a bank or other professional lender would charge for making a loan under similar circumstances.

(d) All loans must have a definite repayment period which provides for payment to be made not less frequently than monthly, and for the loan to be amortized on a level basis over a reasonable period of time, not to exceed five (5) years. However, if you use the loan to acquire your principal residence, you may repay the loan over a reasonable period of time that may be longer than five (5) years.

                                                 401(k) Savings GRAPHICS OMITTED

--------------------------------------------------------------------------------
================================================================================

e) The amount the Plan may loan to you is limited by rules under the Internal Revenue Code. All loans are limited to the lesser of:

(1) $50,000; or

(2) The greater of (i) one-half (1/2) of your vested account balance; or (ii) $10,000.

Also, no loan in an amount less than $1,000 will be made.

(f) Your spouse must consent to any loan before it can be made to you, if you use your vested account balance as security for the loan.

(g) If you fail to make payments when they are due under the loan, you will be considered "in default." The Trustee would then have the authority to take all reasonable actions to collect the balance owed on the loan. This could include filing a lawsuit or foreclosing on the security for the loan. Under certain circumstances, a loan that is in default may be considered a distribution from the Plan, and could result in taxable income to you. In any event, your failure to repay a loan will reduce the benefit you would otherwise be entitled to from the Plan.


================================================================================
Hardship Withdrawals
================================================================================
You may be eligible for a hardship withdrawal if you can prove you have an immediate and heavy financial need to meet certain expenses.

Expenses that qualify for a hardship withdrawal include purchase of a primary residence; post-secondary education expenses for you or a dependent; exceptionally large unreimbursed medical expenses; or to prevent foreclosure on your primary residence.

The amount requested may include the ordinary income taxes and penalty taxes it is estimated you will have to pay on the withdrawal.

When you apply for a Hardship Withdrawal you will be required to furnish evidence of the need and evidence that you have no other available resources to meet the need. The application should be made on forms supplied by the Plan Administrator.

If you make a hardship withdrawal you may not contribute to the plan for the following 6 months.


================================================================================
In-Service Distributions
================================================================================
Generally you may receive a distribution from the Plan prior to your termination of employment if you satisfy certain conditions.

Unless otherwise provided you may be entitled to receive a pre-retirement distribution if you have reached the age of 59 1/2 and are 100% vested in your account from which such distribution is made. However, any distribution will reduce the value of the benefits you will receive at normal retirement. This distribution is made at your election.


================================================================================
Required Minimum Distributions
================================================================================
The required minimum distribution beginning date for a participant who will reach 70 1/2 is either: the April 1st of the calendar year following the attainment of 70 1/2 or the date of

                                                 401(k) Savings GRAPHICS OMITTED

--------------------------------------------------------------------------------
================================================================================

retirement. If you have already been receiving distributions because you had attained age 70 1/2 you may elect to stop receiving distributions until your retirement. If you elect to suspend distributions, then distributions will not be required again until April 1st of the calendar year following the year in which you retire.


================================================================================
Termination of Employment
================================================================================
When you terminate your employment for reasons other than retirement, total disability or death, you are entitled to 100% of your Pre-Tax Contribution account balance and your roll-over account balance plus the vested portions of your company matching and profit sharing account balances.

The Administrator will direct the Trustee to distribute your vested benefit to you if your account balance at the time you terminate is less than $5,000.

If your plan account balance is greater than $5,000, you may request (your spouse's consent is also required) to receive a distribution on a Plan valuation date prior to reaching your normal retirement date. You have the option of leaving your funds within the Plan; by doing so you will continue to control the investment of your account and enjoy all benefits of Plan participation except sharing in contributions.

Distributions will be made as soon as practical after the quarterly valuation of the Plan's assets which next follows the later of (1) your termination date or
(2) the date your paperwork was received by the Plan Administrator.


================================================================================
Benefit Payments
================================================================================
Benefits are payable from the plan in a single lump-sum payment, based on the value of your plan account balance on the date you (or your beneficiary in the case of death), become entitled to a plan distribution.


================================================================================
Taxation of Benefits
================================================================================
Whenever you receive a distribution from your Plan, it will normally be taxed at ordinary income tax rates. A distribution before you reach age 59 1/2 may also be subject to a 10% penalty tax. A distribution for reasons other than your retirement, disability or death will be subject to an automatic 20% tax withholding.

You may postpone tax due on your distribution through use of a roll-over to an Individual Retirement Account (IRA) or to a subsequent employer's qualified retirement plan. This will result in no tax being due until you begin withdrawing funds from the IRA or other qualified employer plan. The roll-over of the distribution, however, MUST be made directly from the trustees of our plan to the custodian of your IRA rollover account or to the trustees of another employer's plan.

When your service with our firm terminates for any reason, you will receive a detailed description of your distribution options and the tax treatment of your options.


================================================================================
Domestic Relations Orders
================================================================================
As a general rule your interest in your account, including your "vested interest," may not be alienated. This means that your interest may not

                                                 401(k) Savings GRAPHICS OMITTED

--------------------------------------------------------------------------------
================================================================================

be sold, used as collateral for a loan, given away, or otherwise transferred. In addition, your creditors may not attach, garnish or otherwise interfere with your account.

There is an exception, however, to this general rule. The Administrator may be required by law to recognize obligations you incur as a result of court ordered child support or alimony payments. The Administrator must honor a "qualified domestic relations order." A "qualified domestic relations order" is defined as a decree or order issued by a court that obligates you to pay child support or alimony, or otherwise allocates a portion of your assets in the Plan to your spouse, former spouse, child or other dependent. If a qualified domestic relations order is received by the Administrator, all or a portion of your benefits may be used to satisfy the obligation. The Administrator shall determine the validity of any domestic relations order that is received.


================================================================================
Pension Benefit Guaranty Corp.
================================================================================
Benefits provided by your Plan are NOT insured by the Pension Benefit Guaranty Corporation (PBGC) under Title IV of the Employee Retirement Income Security Act of 1974 because the insurance provisions under ERISA are not applicable to your Plan.


PARTICIPANT CLAIMS

================================================================================
Claiming Benefits
================================================================================
Benefits will be paid to participants and their beneficiaries without the necessity of formal claims. You or your beneficiaries, however, may make a request for any Plan benefits to which you may be entitled. Any such request must be made in writing to the Administrator. (See the information in this Summary entitled "GENERAL INFORMATION ABOUT OUR PLAN.")

Your request for Plan benefits shall be considered a claim for Plan benefits and will be subject to a full and fair review. If your claim is wholly or partially denied, the Administrator shall furnish you with a written notice of denial. This written notice must be provided to you within a reasonable period of time (generally 90 days) after the receipt of your claim by the Administrator. The written notice must contain the following information:

(a) the specific reason or reasons for the denial;
(b) specific reference to those Plan provisions on which the denial is based;

(c) a description of any additional information or material necessary to correct your claim and an explanation of why such material or information is necessary; and,

(d) appropriate information as to the steps to be taken if you or your beneficiary wishes to submit your claim for review.

If notice of the denial of a claim is not furnished to you in accordance with the above within a reasonable period of time, your claim shall be deemed denied. You will then be permitted to proceed to the review stage described in the following paragraphs. If your claim has been denied, and you wish to submit your claim for review, you must follow the Claims Review procedure.

                                                 401(k) Savings GRAPHICS OMITTED

--------------------------------------------------------------------------------
================================================================================


================================================================================
Claims Review Procedure
================================================================================
(a) Upon the denial of your claim for benefits, you may file your claim for review, in writing, with the Administrator. The form for this claim for review is available from the Employer or Administrator.

(b) YOU MUST FILE THE CLAIM FOR REVIEW NO LATER THAN 60 DAYS AFTER YOU HAVE RECEIVED WRITTEN NOTIFICATION OF THE DENIAL OF YOUR CLAIM FOR BENEFITS.

(c) You may review all pertinent documents relating to the denial of your claim and submit any issues and comments, in writing, to the Administrator.

(d) Your claim for review must be given a full and fair review. If your claim is denied, the Administrator must provide you with written notice of this denial within 60 days after the Administrator's receipt of your written claim for review. There may be times when this 60 day period may be extended. This extension may only be made, however, where there are special circumstances which are communicated to you in writing within the 60 day period. If there is an extension, a decision shall be made as soon as possible, but not later than 120 days after receipt by the Administrator of your claim for review.

(e) The Administrator's decision on your claim for review shall be communicated to you in writing and shall include specific references to the pertinent Plan provisions on which the decision was based.

(f) If the Administrator's decision on review is not furnished to you within the time limitations described above, your claim shall be deemed denied on review, and you have the right to seek assistance from the Department of Labor or file suit in a federal court.

William Penn Bank, as administrators of your Plan, intends to do everything we can to answer questions you may have and to make sure you receive the benefits you are entitled to. After all, we adopted this Plan for your benefit.


ERISA RIGHTS

================================================================================
Explanation of ERISA Rights
================================================================================
As a Participant in this Plan you are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974, also called ERISA. ERISA provides that all Plan Participants shall be entitled to:

(a) examine, without charge, all Plan documents including:

(i) the plan and trust document;

(ii) insurance contracts, if applicable;

(iii) copies of all documents filed by the Plan with the U.S. Department of Labor such as detailed annual reports and Plan descriptions.

This examination may take place at the Administrator's office and at other specified locations. (See the information in this Summary entitled "GENERAL INFORMATION ABOUT OUR PLAN");

                                                 401(k) Savings GRAPHICS OMITTED

--------------------------------------------------------------------------------
================================================================================

(b) obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies;

(c) receive a summary of the Plan's annual financial report. The Administrator is required by law to furnish each participant with a copy of this summary annual report.

(d) obtain a statement telling you whether you have a right to receive a pension at Normal Retirement Age and, if so, what your nonforfeitable benefits would be if you quit working under the Plan now. If you do not have a right to a pension, the statement will tell you how many years you have to work to get a right to a pension. THIS STATEMENT MUST BE REQUESTED IN WRITING AND IS NOT REQUIRED TO BE GIVEN MORE THAN ONCE A YEAR. The Plan must provide the statement free of charge.

In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called fiduciaries of the Plan, have a duty to do so prudently and in the interest of you and other Plan Members and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA. If your claim for a pension benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial.

You have the right to have the Administrator review and reconsider your claim. (See the information in this Summary entitled "CLAIMS BY PARTICIPANTS AND BENEFICIARIES.")

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case the court may require the Administrator to provide the materials and pay up to $100.00 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.

If the Plan's fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees if, for example, it finds your claim is frivolous.

If you have any questions about this statement or about your rights under ERISA,
you  should  contact  the  nearest  Area  Office  of  the  U.S.   Department  of
Labor-Management Services Administration, Department of Labor.

                                                 401(k) Savings GRAPHICS OMITTED

--------------------------------------------------------------------------------
================================================================================


AMENDMENT AND TERMINATION

================================================================================
Plan Amendments
================================================================================
Our firm has the right to amend this Plan at any time. In no event, however, shall any amendment:

(a) authorize or permit any part of the Plan assets to be used for purposes other than the exclusive benefit of Participants or their beneficiaries;

(b) cause any reduction in the amount credited to your account; or

(c) cause any part of the Plan assets to revert to the Employer.


================================================================================
Plan Termination
================================================================================
William Penn Bank, has the right to terminate the Plan at any time. Your company may direct that either:

(a) benefits be distributed to you in one lump sum payment as soon as practicable, but not later than ninety days following termination; or

(b) the Trust created by the Plan be continued and benefits be distributed to you or your beneficiaries as if the Plan has not terminated. (See the information in this Summary entitled "BENEFITS UNDER OUR PLAN.")

A complete discontinuance of contributions by your Employer shall constitute a termination.


GENERAL INFORMATION

This is certain general information which you may need to know about our Plan. This information has been summarized for you in this section.


================================================================================
General Plan Information
================================================================================
The William Penn Bank 401(k) Retirement Savings Plan is the name of the Plan.

We have assigned Plan Number 002 to our Plan.
Our plan was  originally  adopted  August 1, 1979;  this is called the Effective
Date.

Our Plan's records are maintained on a twelve-month period of time. This is known as the Plan Year. The Plan Year begins on July 1 and ends on June 30.

The Valuation Date of the plan is June 30. A valuation of assets will also be done the last day of every plan quarter.

The contributions made to our Plan by Participants and our firm shall be held and invested in a trust established by the Trustees.

Our Plan and Trust shall be governed by the laws of the State of Pennsylvania.

                                                 401(k) Savings GRAPHICS OMITTED

--------------------------------------------------------------------------------
================================================================================


================================================================================
Employer Information
================================================================================
Your Employer's name, address, and identification number are:

         William Penn Bank
         8150 Route 13
         Levittown, PA 19057

         Employer Tax I.D. Number:
         23-0953930


================================================================================
Plan Administrator Information
================================================================================
The name and address of our Plan's Administrator are:

         William Penn Bank
         8150 Route 13
         Levittown, PA 19057
         Attention:   Charles Corcoran

The phone number of our Administrator is:
(215) 945 - 1200

The Plan Administrator is responsible for the administration of the Plan. The Plan Administrator has retained Gwynedd Company to keep records of the plan and to answer any questions you may have about our Plan. You can reach Gwynedd Company at (800) 747 - 2050.


================================================================================
Trustee Information
================================================================================
The name of our Plan Trustees are:

         Mr. Charles Corcoran
         Ms. Terry Sager

The principal place of business of our Plan's Trustee is:

         8150 Route 13
         Levittown, PA 19057

Our Plan's Trustee has been designated to hold and invest Plan assets for the benefit of you and other Plan participants.


================================================================================
Service of Legal Process
================================================================================
The name and address of our Plan's agent for service of legal process is:


         William Penn Bank
         8150 Route 13
         Levittown, PA 19057



Service of legal process may also be made upon the Trustee or Administrator.

================================================================================
NOTE:
This booklet describes the major provisions of William Penn Bank 401(k) Retirement Savings Plan. If anything in this booklet conflicts with the provisions of the Plan, the terms of the actual Plan document will govern in all cases. Plan provisions and eligibility for benefits do not constitute an employment contract with any individual. While William Penn Bank expects to continue this Plan, it may be necessary to make changes in the plan or the plan may be discontinued. The board of directors of William Penn Bank may act to amend or terminate the Plan as described in this booklet.
================================================================================